UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2020

CARDINAL ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Indiana	000-53036	20-2327916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1554 N. County Road 600 E, Union City, IN	47390
(Address of principal executive offices)	(Zip Code)

(765)-964-3137
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2020, Cardinal Ethanol, LLC ("Cardinal") and Jeffrey Painter ("Painter"), its Chief Executive Officer and President, executed an Amended and Restated Employment Agreement ("Agreement") effective January 1, 2020. The Agreement replaces the Employment Agreement between Cardinal and Painter dated January 22, 2007. Under the Agreement, Painter is entitled to a base salary to be reviewed by the compensation committee and board of directors on an annual basis. In addition, the Agreement provides that, subject to eligibility, Painter is entitled to participate in any employee incentive compensation plans, welfare and health benefit plans and fringe benefit programs established by Cardinal from time to time.

The Agreement is for an initial one-year term to be automatically renewed for successive one-year renewal terms unless otherwise terminated by the parties as provided in the Agreement. Employment under the Agreement is at will and may be terminated by either party with 60 days written notice. The Agreement shall terminate immediately upon Painter's death or disability. In addition, Cardinal shall have the right to terminate Painter immediately for "Cause" or upon a "Change of Control" as both terms are defined in the Agreement.

Upon termination of employment by Cardinal without "Cause" and subject to other conditions in the Agreement, Painter is entitled to (i) an amount equal to four weeks of Painter's then current base salary plus an additional one week for every full year of employment with Cardinal calculated as of the date of termination (the “Severance Payment”); and (ii) reimbursement for six month's of COBRA premiums (the "Reimbursement"). Painter shall not be entitled to the Severance Payment or Reimbursement upon termination of employment by Cardinal for "Cause", upon Painter's death or disability, or upon termination of employment by Painter. Upon a "Change of Control", Painter shall be entitled to the Severance Payment and Reimbursement unless the Agreement is binding on, or is assumed by, Cardinal or its successors following the "Change of Control".

The Agreement provides that during his employment and for a period of two years after his termination from employment, regardless of the reason, Painter will not (i) directly or indirectly compete with Cardinal in any other business operating within a 100 mile radius of Cardinal (the "Territory"); (ii) solicit Cardinal's customers, suppliers or employees in connection with any business operating in the Territory that competes with or is similar to Cardinal; or (iii) disparage Cardinal. In addition, Painter must keep all matters related to the business of Cardinal confidential and any intellectual property produced by Painter during his employment shall be the property of Cardinal.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is included as Exhibit 10.1 to this Report, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)    None
(b)    None
(c)    None
(d)     Exhibits

Exhibit No.    Description

10.1	Amended and Restated Employment Agreement of Jeffrey Painter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ETHANOL, LLC

Date: January 21, 2020	/s/ Jeffrey Painter
Jeffrey Painter, President and Chief Executive Officer
(Principal Executive Officer)